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Exhibit 24

Asbury Automotive Group, Inc.

Common Stock (par value $0.01 per share)

Irrevocable Power of Attorney of Selling Stockholder

        The undersigned stockholder of Asbury Automotive Group, Inc., a Delaware corporation (the "Company"), understands that the undersigned and certain other stockholders of the Company (the undersigned and such other stockholders being hereinafter referred to as the "Selling Stockholders") propose to sell certain shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") to the several underwriters (the "Underwriters") named in the Underwriting Agreement referred to below, represented by Goldman, Sachs & Co., (the "Representative") and that the Underwriters propose to offer such shares to the public. The undersigned also understands that, in connection with the offering pursuant to the Underwriting Agreement (as defined below), the Company has filed a Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "1933 Act") the offering of the shares to be sold by the Selling Stockholders.

        Concurrently with the execution and delivery of this Power of Attorney, the undersigned is also executing and delivering a Custody Agreement (the "Custody Agreement") pursuant to which certificates for at least the number of shares of Common Stock set forth opposite the name of the undersigned at the end of this instrument are being deposited with Tony W. Lee and/or Ian K. Snow, who will hold such certificates as custodian (the "Custodian"). The undersigned will furnish an opinion substantially in the form of Section 7(e) of the Underwriting Agreement (defined below), to be delivered on the closing date of the Offering.

        1.     In connection with the foregoing, the undersigned hereby irrevocably appoints Ian K. Snow and Tony W. Lee, and either of them acting alone, the attorneys-in-fact (collectively the "Attorneys-in-Fact" and individually an "Attorney-in-Fact") of the undersigned, and agrees that the Attorneys-in-Fact, or either of them acting alone, may also act as attorneys-in-fact for any other Selling Stockholder, with full power and authority in the name of, and for and on behalf of, the undersigned:

          (a)   to sell, assign and transfer to the Underwriters pursuant to the Underwriting Agreement (as defined herein) the Maximum Number of shares (as set forth on the signature page hereof) of Common Stock of the Company including any Optional Shares (as defined in the Underwriting Agreement) (the "Shares") and represented by the certificates deposited by or on behalf of the undersigned with the Custodian pursuant to the Custody Agreement at a purchase price per Share to be paid by the Underwriters, as determined by negotiation among the Company, the Attorneys and the Representatives, but at the same price per Share to be paid by the Underwriters to each of the other Selling Stockholders for the Common Stock sold by it.

          (b)   for the purpose of effecting such sale, to negotiate, execute, deliver and perform the undersigned's obligations under an underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Stockholders and the Representatives, as representatives of the several Underwriters named therein, in substantially the form thereof attached hereto as Exhibit A, together with such additions thereto, deletions therefrom and changes thereto (including the purchase price per Share to be paid by the Underwriters and the number (or method of determining the number) of Shares (not to exceed the Maximum Number in the aggregate) to be sold by the undersigned) as may be approved in the sole discretion of the Attorneys-in-Fact, or either of them acting alone, such approval to be conclusively evidenced by the execution and delivery of the Underwriting Agreement by the Attorneys-in-Fact, or either of them acting alone;

          (c)   to execute and deliver any amendments, modifications or supplements to the Underwriting Agreement and the Custody Agreement, to amend, modify or supplement any of the terms thereof including, without limitation, the terms of the offering; provided, however, that no such amendment shall increase the number of the Shares to be sold by the undersigned to more than the Maximum Number in the aggregate;

          (d)   to give such orders and instructions to the Custodian or any other person as the Attorneys-in-Fact, or either of them acting alone, may determine, including, without limitation, orders or instructions for the following: (i) the transfer on the books of the Company of the Shares in order to effect their sale (including the names in which new certificates for the Shares are to be issued and the denominations thereof), (ii) the purchase of any transfer tax stamps necessary in connection with the transfer of the Shares, (iii) the delivery to or for the account of the Underwriters of the certificates for the Shares against receipt by the Custodian of the purchase price therefor, (iv) the payment by the Custodian out of the proceeds of any sale of the Shares to the Underwriters of all expenses as are to be borne by the undersigned in accordance with the terms of the Underwriting Agreement, (v) the remittance by the Custodian of the net balance of the proceeds from any sale of the Shares to be sold in accordance with the payment instructions set forth in the Custody Agreement or such other instructions as the Attorneys-in-Fact, or either of them acting alone, may, upon the instructions of the undersigned, have given to the Custodian in accordance with the Custody Agreement, and (vi) the return to the undersigned of new certificates representing the number of shares of Common Stock, if any, represented by certificates deposited with the Custodian which are in excess of the number of Shares sold by the undersigned to the Underwriters as specified in the Underwriting Agreement and to be sold at any subsequent Time of Delivery;

          (e)   to join the Company in withdrawing the Registration Statement if the Company should desire to withdraw such registration;

          (f)    to retain legal counsel in connection with any and all matters referred to herein (which counsel may, but need not be, counsel for the Company);

          (g)   to agree upon the allocation and to arrange payment therefor of the expenses of the offering (including, without limitation, the fees and expenses of the Custodian and the fees and expenses of counsel referred to above) between and among the Company and the Selling Stockholders, including the undersigned;

          (h)   to endorse (in blank or otherwise) on behalf of the undersigned the certificate or certificates representing the Shares of Common Stock to be sold by the undersigned, or a stock power or powers attached to such certificate or certificates; and

          (i)    to make, execute, acknowledge and deliver all other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Commission (including a request or requests for acceleration of the effective date of the Registration Statement) and state securities law authorities, any amendments to the Underwriting Agreement, the Custody Agreement or any agreement with the Company with regard to expenses, and certificates and other documents required to be delivered by or on behalf of the undersigned pursuant to the Underwriting Agreement or the Custody Agreement, and specifically to execute on behalf of the undersigned stock powers and transfer instructions relating to the Shares to be sold by the undersigned, and in general to do all things and to take all action which the Attorneys-in-Fact, or either of them acting alone, may consider necessary or proper in connection with, or to carry out and comply with, all terms and conditions of the Underwriting Agreement and the Custody Agreement and the aforesaid sale of Shares to the several Underwriters.

        2.     The undersigned hereby makes, at and as of the date of this Power of Attorney, with and to the several Underwriters each of the representations, warranties and agreements of each Selling Stockholder set forth in the Underwriting Agreement attached hereto as Exhibit A, and all such representations, warranties and agreements are incorporated by reference herein in their entirety (the representations, warranties and agreements being subject, however, to the exception that orders or other authorizations that may be required under the 1933 Act in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the undersigned have not yet been obtained).

        The undersigned further:

          (a)   represents and warrants to, and agrees with, the several Underwriters that this Power of Attorney and the Custody Agreement have been duly executed and delivered by or on behalf of the undersigned and constitute valid and binding agreements of the undersigned in accordance with their respective terms; and

          (b)   (i) confirms to the several Underwriters the accuracy of the information concerning the undersigned and the undersigned's shareholding in the Company as set forth in the preliminary prospectus dated [             ], 2004, under the caption "Selling Stockholders", a copy of which has been furnished to the undersigned, (ii) also confirms to the several Underwriters the accuracy of the information concerning the undersigned contained or to be contained in any selling stockholder's questionnaire or other written document furnished by the undersigned to the Company for purposes of the Registration Statement or any prospectus (preliminary or final) contained therein or filed pursuant to Rule 424 under the 1933 Act or in any amendment or supplement thereto (including any documents incorporated by reference therein), (iii) agrees with the Company and the several Underwriters immediately to notify the Company and promptly (but in any event within two business days thereafter) to confirm the same in writing if, during the period or at the date(s) referred to in paragraph 4 hereof, there should be any change known to the undersigned affecting the accuracy of the above-mentioned information, or if any subsequent version of such section of the prospectus delivered to the undersigned should be inaccurate, and (iv) agrees with the Company and the several Underwriters that for all purposes of the representation, warranty and agreement incorporated by reference herein from the Underwriting Agreement attached hereto as Exhibit A, delivery of this Power of Attorney and the statements contained herein constitute (and in the absence of any such notification as is referred to in subclause (iii) given prior to the date on which the Underwriting Agreement is executed and delivered by the undersigned will constitute on a continuing basis) written information furnished by the undersigned to the Company for use in the Registration Statement and any such prospectus, amendment or supplement.

        3.     This Power of Attorney and all authority conferred hereby are granted and conferred subject to the interests of the Underwriters and the other Selling Stockholders; and, in consideration of those interests and for the purpose of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney, this Power of Attorney and all authority conferred hereby, to the extent enforceable by law, shall be deemed an agency coupled with an interest and be irrevocable and not subject to termination by the undersigned or by operation of law, whether by the death or incapacity of the undersigned or any executor or trustee or the termination of any estate or trust or by the dissolution or liquidation of any corporation or partnership or by the occurrence of any other event, and the obligations of the Selling Stockholder under the Underwriting Agreement similarly are not to be subject to termination. If any such individual or any such executor or trustee should die or become incapacitated or if any such estate or trust should be terminated or if any such corporation or partnership should be dissolved or liquidated or if any other such event should occur before the delivery of the Shares to be sold by the undersigned under the Underwriting Agreement, certificates representing such Shares shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and of the Custody Agreement and all other actions required to be taken under the Underwriting Agreement or the Custody Agreement shall be taken, and actions taken by the Attorneys-in-Fact, or either of them acting alone, pursuant to this Power of Attorney and by the Custodian under the Custody Agreement shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or either of them acting alone, shall have received notice of such death, incapacity, termination, dissolution, liquidation or other event.

        Notwithstanding the foregoing, if the Underwriting Agreement is not executed and delivered on or prior to the 60th day after the date of this Power of Attorney, then from and after such date the undersigned shall have the power to revoke all authority hereby conferred by giving written notice to each of the Attorneys-in-Fact that this Power of Attorney has been terminated; subject, however, to all lawful action done or performed by the Attorneys-in-Fact or either one of them, pursuant to this Power of Attorney prior to the actual receipt of such notice.

        4.     The undersigned will immediately notify the Attorneys-in-Fact, the Company and the Representatives of the occurrence of any event known to the undersigned which shall cause the representations and warranties contained herein not to be true and correct during the period of the public offering of the Shares or at each Time of Delivery for the Shares pursuant to the Underwriting Agreement.

        5.     The undersigned ratifies all that the Attorneys-in-Fact shall do by virtue of this Power of Attorney. All actions may be taken by either of the Attorneys-in-Fact alone. In the event that any statement, request, notice or instruction given by one Attorney-in-Fact shall be inconsistent with that given by another, any such statement, request, notice or instruction from Ian K. Snow shall prevail.

        6.     The undersigned agrees to hold the Attorneys-in-Fact, jointly and severally, free and harmless from any and all loss, damage, liability or expense incurred in connection herewith, including reasonable attorney's fees and costs, which they, or either of them acting alone, may sustain as a result of any action taken in good faith hereunder.

        7.     This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York.

Dated: [                          ], 2004

        Maximum Number of Shares of Common Stock to be sold:

        [             ] Shares

        Maximum Number of Shares of Optional Stock to be sold:

        [             ] Shares

By:	Name: Title:

NOTE: ALL SIGNATURE(S) ON THIS POWER OF ATTORNEY MUST BE EITHER GUARANTEED BY ONE OF THE INSTITUTIONS REFERRED TO IN THE FIRST PARAGRAPH OF THE CUSTODY AGREEMENT OR ELSE MUST BE NOTARIZED; SEE BELOW.

Signature(s) guaranteed by:

[OR]

STATE OF )
ss.:
COUNTY OF )

                        On the ____ day of ______________ before me personally came to me known and known to me to be the individual described in, and who executed the foregoing instrument, and (s)he acknowledged to me that (s)he executed the same.

________________________________________________ Notary Public

My term expires: ____________________________________

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Asbury Automotive Group, Inc. Common Stock (par value $0.01 per share) Irrevocable Power of Attorney of Selling Stockholder